Exhibit 99.1

WASTE CONNECTIONS REPORTS FIRST QUARTER 2024 RESULTS

-	Strong start to 2024 on price-led organic growth in solid waste, improving operating trends and continued acquisition activity
-	Revenue of $2.073 billion, above outlook and up 9.1% year over year
-	Net income(a) of $230.1 million and adjusted EBITDA(b) of $650.7 million, above outlook and up 14.8% year over year
-	Adjusted EBITDA margin of 31.4%, above outlook and up 160 basis points year over year
-	Net income and adjusted net income(b) of $0.89 and $1.04 per share, respectively
-	Net cash provided by operating activities of $490.3 million and adjusted free cash flow(b) of $324.8 million
-	Year-to-date acquired annualized revenue of over $375 million

TORONTO, ONTARIO, April 24, 2024 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the first quarter of 2024.

“We are extremely pleased by the strong start to the year driving better than expected operating and financial results, which, along with recently completed acquisitions, positions us well for the remainder of 2024.  Adjusted EBITDA(b) margin expansion of 160 basis points to 31.4% in the seasonally weakest quarter of the year puts us on track to exceed our industry-leading full year outlook of 32.7%, as continuing improvements in employee retention and safety trends, along with rising commodity values, provide momentum for continued outperformance,” said Ronald J. Mittelstaedt, President and Chief Executive Officer.

“We’re encouraged to see improvements in employee retention driving some of our best safety performance in years, with monthly incidents down to three-year lows in spite of outsized growth from acquisitions during that period,” continued Mr. Mittelstaedt.  “These results reflect the value of our decentralized operating model and our commitment to a culture of accountability.”

Mr. Mittelstaedt added, “Acquisition activity continues at outsized levels following the Secure Energy transaction completed in February, with solid waste acquisitions totaling approximately $150 million in annualized revenue closed to date, including a new market entry serving customers in Indiana and Michigan.  The strength of our financial position and free cash flow generation provide flexibility for continued acquisition outlays in 2024 for what could be one of our busiest years ever, along with increasing return of capital to shareholders.”

Q1 2024 Results

Revenue in the first quarter totaled $2.073 billion, up from $1.901 billion in the year ago period.  Operating income was $366.8 million, which included $11.5 million primarily in transaction-related expenses and fair value accounting changes associated with certain equity awards.  This compares to operating income of $314.7 million in the first quarter of 2023, which included $4.3 million primarily related to transaction-related expenses and impairments and other operating items.  Net income in the first quarter was $230.1 million, or $0.89 per share on a diluted basis of 258.5 million shares. In the year ago period, the Company reported net income of $197.8 million, or $0.77 per share on a diluted basis of 258.0 million shares.

Adjusted net income(b) in the first quarter was $268.7 million, or $1.04 per diluted share, up from $230.4 million, or $0.89 per diluted share, in the prior year period.  Adjusted EBITDA(b) in the first quarter was $650.7 million, as compared to $566.9 million in the prior year period.  Adjusted net income, adjusted net income per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude impairments and transaction-related items, as reflected in the detailed reconciliations in the attached tables.

Q1 2024 Earnings Conference Call

Waste Connections will be hosting a conference call related to first quarter earnings on April 25th at 8:30 A.M. Eastern Time.  A live audio webcast of the conference call can be accessed by visiting investors.wasteconnections.com and selecting “News & Events” from the website menu. Alternatively, conference call participants can preregister by clicking here.  Registered participants will receive dial-in instructions and a personalized code for entry to the conference call.  A replay of the conference call will be available until May 2, 2024, by calling 877-344-7529 (within North America) or 412-317-0088 (international) and entering Passcode #4074999.

Waste Connections will be filing a Form 8-K on EDGAR and on SEDAR (as an "Other" document) prior to markets opening on April 25th, providing the Company's second quarter 2024 outlook for revenue, price plus volume growth for solid waste, and adjusted EBITDA(b).

About Waste Connections

Waste Connections (wasteconnections.com) is an integrated solid waste services company that provides non-hazardous waste collection, transfer and disposal services, including by rail, along with resource recovery primarily through recycling and renewable fuels generation. The Company serves approximately nine million residential, commercial and industrial customers in mostly exclusive and secondary markets across 46 states in the U.S. and six provinces in Canada. Waste Connections also provides non-hazardous oilfield waste treatment, recovery and disposal services in several basins across the U.S. and Canada, as well as intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections views its Environmental, Social and Governance (“ESG”) efforts as integral to its business, with initiatives consistent with its objective of long-term value creation and focused on reducing emissions, increasing resource recovery of both recyclable commodities and clean energy fuels, reducing reliance on off-site disposal for landfill leachate, further improving safety and enhancing employee engagement. Visit wasteconnections.com/sustainability for more information and updates on our progress towards targeted achievement.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"), including "forward-looking information" within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections' current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words "may," "might," "believes," "thinks," "expects," "estimate," "continue," "intends" or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2024 financial results, outlook and related assumptions, and potential acquisition activity. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company's filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253 Joe Box / (832) 442-2153

maryannew@wasteconnections.com joe.box@wasteconnections.com

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(a) All references to "Net income" refer to the financial statement line item "Net income attributable to Waste Connections".

(b) A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee months ended MARCH 31, 2023 and 2024

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

		Three months ended March 31,
		2023			2024

Revenues			$1,900,503			$2,072,653
Operating expenses:
Cost of operations			1,146,941			1,221,783
Selling, general and administrative			193,667			220,735
Depreciation			204,059			222,691
Amortization of intangibles			39,282			40,290
Impairments and other operating items			1,865			354
Operating income			314,689			366,800

Interest expense			(68,353)			(78,488)
Interest income			2,715			2,051
Other income (expense), net			3,174			(1,823)
Income before income tax provision			252,225			288,540

Income tax provision			(54,389)			(59,413)
Net income			197,836			229,127
Plus (Less): Net loss (income) attributable to noncontrolling interests			(23)			927
Net income attributable to Waste Connections			$197,813			$230,054

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic			$0.77			$0.89

Diluted			$0.77			$0.89

Shares used in the per share calculations:
Basic			257,372,942			257,801,116
Diluted			257,988,971			258,482,473

Cash dividends per common share			$0.255			$0.285

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2023	March 31, 2024
ASSETS
Current assets:
Cash and equivalents	$78,399	$111,985
Accounts receivable, net of allowance for credit losses of $23,553 and $22,858 at December 31, 2023 and March 31, 2024, respectively	856,953	896,682
Prepaid expenses and other current assets	206,433	208,387
Total current assets	1,141,785	1,217,054

Restricted cash	105,639	105,683
Restricted investments	70,350	74,655
Property and equipment, net	7,228,331	7,827,304
Operating lease right-of-use assets	261,782	273,371
Goodwill	7,404,400	7,597,175
Intangible assets, net	1,603,541	1,877,226
Other assets, net	100,048	110,192
Total assets	$17,915,876	$19,082,660
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$642,455	$589,861
Book overdraft	14,855	14,584
Deferred revenue	355,203	370,380
Accrued liabilities	521,428	507,259
Current portion of operating lease liabilities	32,533	36,430
Current portion of contingent consideration	94,996	96,931
Current portion of long-term debt and notes payable	26,462	16,096
Total current liabilities	1,687,932	1,631,541

Long-term portion of debt and notes payable	6,724,771	7,795,191
Long-term portion of operating lease liabilities	238,440	249,419
Long-term portion of contingent consideration	20,034	20,802
Deferred income taxes	1,022,480	1,052,508
Other long-term liabilities	524,438	542,239
Total liabilities	10,218,095	11,291,700
Commitments and contingencies
Equity:
Common shares: 257,659,921 shares issued and 257,600,479 shares outstanding at December 31, 2023; 258,019,417 shares issued and 257,961,725 shares outstanding at March 31, 2024	3,276,661	3,279,130
Additional paid-in capital	284,284	272,450
Accumulated other comprehensive loss	(9,826)	(62,836)
Treasury shares: 59,442 and 57,692 shares at December 31, 2023 and March 31, 2024, respectively	-	-
Retained earnings	4,141,690	4,298,171
Total Waste Connections’ equity	7,692,809	7,786,915
Noncontrolling interest in subsidiaries	4,972	4,045
Total equity	7,697,781	7,790,960
Total liabilities and equity	$17,915,876	$19,082,660

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

Three months ended march 31, 2023 and 2024

(Unaudited)

(in thousands of U.S. dollars)

	Three months ended March 31,
	2023	2024
Cash flows from operating activities:
Net income	$197,836	$229,127
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	1,910	1,649
Depreciation	204,059	222,691
Amortization of intangibles	39,282	40,290
Deferred income taxes, net of acquisitions	28,229	30,395
Current period provision for expected credit losses	2,247	3,730
Amortization of debt issuance costs	1,621	4,055
Share-based compensation	18,469	21,952
Interest accretion	4,884	11,279
Adjustments to contingent consideration	(637)	-
Other	(2,937)	902
Net change in operating assets and liabilities, net of acquisitions	(52,605)	(75,761)
Net cash provided by operating activities	442,358	490,309

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(144,611)	(1,156,422)
Capital expenditures for property and equipment	(175,786)	(169,951)
Proceeds from disposal of assets	1,260	1,085
Other	1,378	(9,291)
Net cash used in investing activities	(317,759)	(1,334,579)

Cash flows from financing activities:
Proceeds from long-term debt	336,649	2,353,022
Principal payments on notes payable and long-term debt	(320,027)	(1,350,932)
Payment of contingent consideration recorded at acquisition date	(1,319)	(11,295)
Change in book overdraft	5,421	(271)
Payments for cash dividends	(65,788)	(73,573)
Tax withholdings related to net share settlements of equity-based compensation	(22,966)	(30,850)
Debt issuance costs	-	(10,093)
Proceeds from issuance of shares under employee share purchase plan	1,841	2,183
Proceeds from sale of common shares held in trust	765	286
Net cash provided by (used in) financing activities	(65,424)	878,477

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(54)	(577)

Net increase in cash, cash equivalents and restricted cash	59,121	33,630
Cash, cash equivalents and restricted cash at beginning of period	181,364	184,038
Cash, cash equivalents and restricted cash at end of period	$240,485	$217,668

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth:  The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended March 31, 2024:

Three months ended March 31, 2024
Core Price	7.8%
Surcharges	(0.7%)
Volume	(3.8%)
Recycling	0.8%
Foreign Exchange Impact	0.0%
Total	4.1%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended March 31, 2023 and 2024:

	Three months ended March 31, 2023
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,434,647	$(5,514)	$1,429,133	75.2%
Solid Waste Disposal and Transfer	616,954	(262,445)	354,509	18.7%
Solid Waste Recycling	31,301	(623)	30,678	1.6%
E&P Waste Treatment, Recovery and Disposal	51,759	(3,624)	48,135	2.5%
Intermodal and Other	38,212	(164)	38,048	2.0%
Total	$2,172,873	$(272,370)	$1,900,503	100.0%

	Three months ended March 31, 2024
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,515,060	$(4,003)	$1,511,057	72.9%
Solid Waste Disposal and Transfer	655,360	(282,978)	372,382	17.9%
Solid Waste Recycling	49,025	(1,839)	47,186	2.3%
E&P Waste Treatment, Recovery and Disposal	97,408	(4,543)	92,865	4.5%
Intermodal and Other	49,541	(378)	49,163	2.4%
Total	$2,366,394	$(293,741)	$2,072,653	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three month periods ended March 31, 2023 and 2024:

	Three months ended March 31,
	2023	2024
Acquisitions, net	$132,109	$77,988

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three month periods ended March 31, 2023 and 2024:

	Three months ended March 31,
	2023	2024
Cash Interest Paid	$55,131	$66,384
Cash Taxes Paid	11,326	28,406

Debt to Book Capitalization at March 31, 2024: 50%

Internalization for the three months ended March 31, 2024: 58%

Days Sales Outstanding for the three months ended March 31, 2024: 39 (23 net of deferred revenue)

Share Information for the three months ended March 31, 2024:

Basic shares outstanding	257,801,116
Dilutive effect of equity-based awards	681,357
Diluted shares outstanding	258,482,473

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss) attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income.  Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

	Three months ended March 31,
	2023	2024
Net income attributable to Waste Connections	$197,813	$230,054
Plus/(Less): Net income (loss) attributable to noncontrolling interests	23	(927)
Plus: Income tax provision	54,389	59,413
Plus: Interest expense	68,353	78,488
Less: Interest income	(2,715)	(2,051)
Plus: Depreciation and amortization	243,341	262,981
Plus: Closure and post-closure accretion	4,520	9,405
Plus: Impairments and other operating items	1,865	354
Plus/(Less): Other expense (income), net	(3,174)	1,823
Adjustments:
Plus: Transaction-related expenses(a)	2,081	9,847
Plus: Fair value changes to equity awards(b)	373	1,286
Adjusted EBITDA	$566,869	$650,673

As % of revenues	29.8%	31.4%

____________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects fair value accounting changes associated with certain equity awards.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a liquidity measure in the solid waste industry.  Waste Connections calculates adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment and periodic distributions to noncontrolling interests.  Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to evaluate the liquidity of its business operations.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Other companies may calculate adjusted free cash flow differently.

	Three months ended March 31,
	2023	2024
Net cash provided by operating activities	$442,358	$490,309
Plus/(Less): Change in book overdraft	5,421	(271)
Plus: Proceeds from disposal of assets	1,260	1,085
Less: Capital expenditures for property and equipment	(175,786)	(169,951)
Adjustments:
Transaction-related expenses(a)	1,249	4,976
Pre-existing Progressive Waste share-based grants(b)	(2)	14
Tax effect(c)	(519)	(1,369)
Adjusted free cash flow	$273,981	$324,793

As % of revenues	14.4%	15.7%

___________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(c)	The aggregate tax effect of footnotes (a) through (b) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as valuation measures in the solid waste industry.  Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations.  Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate these non-GAAP financial measures differently.

	Three months ended March 31,
	2023	2024
Reported net income attributable to Waste Connections	$197,813	$230,054
Adjustments:
Amortization of intangibles(a)	39,282	40,290
Impairments and other operating items(b)	1,865	354
Transaction-related expenses(c)	2,081	9,847
Fair value changes to equity awards(d)	373	1,286
Tax effect(e)	(11,024)	(13,162)
Adjusted net income attributable to Waste Connections	$230,390	$268,669
Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.77	$0.89
Adjusted net income	$0.89	$1.04

____________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects adjustments for impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects fair value accounting changes associated with certain equity awards.
(e)	The aggregate tax effect of the adjustments in footnotes (a) through (d) is calculated based on the applied tax rates for the respective periods.